United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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eGain Corporation

(Name of Registrant as Specified In Its Charter)

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eGAIN

CORPORATION

1252 Borregas Avenue

Sunnyvale, CA 94089

(408) 636-4500

October 19, 2018

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of eGain Corporation that will be held on November 27, 2018, at 1:00 P.M., Pacific Time, at eGain Corporation – 1252 Borregas Avenue, Sunnyvale, CA 94089.

The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES MAY NOT BE VOTED WITH RESPECT TO EACH OF THE PROPOSALS UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of eGain’s 2018 Annual Report to Stockholders on Form 10-K is also enclosed.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely yours,

Ashutosh Roy
Chief Executive Officer

eGAIN CORPORATION

Notice of Annual Meeting of Stockholders

to be held November 27, 2018

To the Stockholders of eGain Corporation:

The Annual Meeting of Stockholders, or the Annual Meeting, of eGain Corporation, or eGain, a Delaware corporation, will be held at eGain Corporation – 1252 Borregas Avenue, Sunnyvale, CA 94089, on November 27, 2018, at 1:00 P.M., Pacific Time, for the following purposes:

1.	to elect directors to serve until the 2019 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;
2.	to hold a non-binding advisory vote on the compensation of our executive officers;
3.	to ratify the appointment of BPM LLP, as eGain’s Independent Registered Public Accounting Firm; and
4.	to transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

Stockholders of record as of the close of business on September 28, 2018 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at eGain’s offices, 1252 Borregas Avenue, Sunnyvale, California 94089, ten days prior to the Annual Meeting.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the Annual Meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the Annual Meeting.

By Order of the Board of Directors,

Stanley F. Pierson
Secretary

Sunnyvale, California

October 19, 2018

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on November 27, 2018.

The Proxy Statement for our Annual Meeting and eGain’s Annual Report to Stockholders on Form 10-K for the fiscal year ended June 30, 2018, or the 2018 Annual Report, are available at http://www.edocumentview.com/EGAN.

eGAIN CORPORATION

1252 Borregas Avenue,

Sunnyvale, California 94089

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of eGain Corporation, a Delaware corporation, referred to as eGain or the Company, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of eGain, or the Annual Meeting, to be held at eGain Corporation – 1252 Borregas Avenue, Sunnyvale, CA 94089, on November 27, 2018 at 1:00 P.M., Pacific Time, and any postponement or adjournment thereof. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of eGain a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted in accordance with the recommendations of the Board of Directors set forth below.

The Board of Directors recommends that you vote:

“FOR” the election of each of the nominated directors;

“FOR” approval, on a non-binding advisory basis, of the compensation of our executive officers; and

“FOR” the ratification of BPM LLP, as eGain’s Independent Registered Public Accounting Firm.

Stockholders of record at the close of business on September 28, 2018, or the Record Date, are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, eGain had 27,868,123 shares of Common Stock, $0.001 par value, or the Common Stock, outstanding. The presence in person or by proxy of the holders of a  majority of eGain’s outstanding shares of Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

Directors are elected by a plurality vote. The five nominees for director who receive the most votes cast in their favor will be elected to serve as a director. Other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

The expense of printing, mailing proxy materials and solicitation of proxies will be borne by eGain.  eGain will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of eGain’s Common Stock. No additional compensation will be paid to such persons for such solicitation.

This Proxy Statement, the accompanying form of proxy and the 2018 Annual Report, including our consolidated financial statements, are being mailed to stockholders on or about October 19, 2018.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-paid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Board of Directors proposes the election of five directors of eGain to serve until the 2019 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by our Board of Directors to fill the vacancy.

The names of the nominees and certain biographical information about them are set forth below:

Ashutosh Roy, age 52, co-founded eGain and has served as Chief Executive Officer and a director of eGain since September 1997 and as President since October 2003. Mr. Roy is also currently a member of the Board of Directors at VitreosHealth and at Rhombus Power, each a privately-held software startup company. From May 1995 through April 1997, Mr. Roy served as Chairman of WhoWhere? Inc., an Internet-services company co-founded by Mr. Roy. From June 1994 to April 1995, Mr. Roy co-founded Parsec Technologies, a call center company based in New Delhi, India. From August 1988 to August 1992, Mr. Roy worked as a software engineer at Digital Equipment Corporation. Mr. Roy holds a B.S. in Computer Science from the Indian Institute of Technology, New Delhi, a master’s degree in Computer Science from Johns Hopkins University and an M.B.A. from Stanford University. We believe that Mr. Roy’s qualifications to serve on our Board of Directors include his industry experience and deep knowledge of eGain from his position as a founder of our Company and as our Chief Executive Officer for over 20 years.

Gunjan Sinha, age 51, co-founded eGain and has served as a Director of eGain since inception in September 1997 and as President of eGain from January 1, 1998 until September 30, 2003. Since October 1, 2003, Mr. Sinha has served as Executive Chairman of MetricStream Inc., a supplier of software applications for enterprise quality and compliance management. From May 1995 through April 1997, Mr. Sinha served as President of WhoWhere? Inc., an internet service company co-founded by Mr. Sinha. Prior to co-founding WhoWhere? Inc., Mr. Sinha was a hardware developer of multiprocessor servers at Olivetti Advanced Technology Center. In June 1994, Mr. Sinha co-founded Parsec Technologies, Inc. Mr. Sinha also serves as Chairman of Regalix, a digital marketing company since 1998 and as Chairman of Open Growth, LLC, a technology holding company since January 2014. Mr. Sinha holds a degree in Computer Science from the Indian Institute of Technology, New Delhi, a master’s degree in Computer Science from the University of California, Santa Cruz, and a master’s degree in Engineering Management from Stanford University. We believe that Mr. Sinha’s qualifications to serve on our Board of Directors include his extensive experience founding, managing and investing in technology companies and deep knowledge of the Company gained from his position as a founder of our Company and as a former officer of the Company.

Phiroz P. Darukhanavala, age 70, also known as Daru, has served as a member of eGain’s Board of Directors since September 2000. Dr. Darukhanavala, has an extensive global background in the oil and gas industry including exploration, production, refining, retail and marketing; holding several technology, operational and strategy leadership positions at BP. In February 2015, he retired from BP as Vice President and Chief Technology Officer, a position he held since June 2010. Previously, Dr. Darukhanavala was Vice President, Merger and Integration at BP where he led the IT integration programs resulting from the merger of BP, Amoco and Arco. Earlier in his BP career, Dr. Darukhanavala was the IT Functional Chief at BP Exploration in London, CIO for BP Retail, CIO of BP Alaska, CIO for BP Exploration US, and Head of Scientific Systems and Operations Research at SOHIO. In addition to his contributions running large scale, complex businesses, he has gained a high level strategic perspective as a Board Director for several companies, as well as board roles for high profile industry associations and universities. Dr. Darukhanavala holds a Ph.D. and a M.S. degree in Operations Research from Case Western Reserve University in Cleveland, Ohio and a BS in Mechanical Engineering from IIT (Bombay). We believe that Dr. Darukhanavala’s qualifications to serve on our Board of Directors include his business financial expertise and his extensive management experience.

Brett Shockley, age 59, joined eGain’s Board of Directors effective January 1, 2015 and has served as eGain’s Lead Independent Director effective September 1, 2017. Mr. Shockley currently provides strategy and corporate development consulting for software and cloud based services companies. From August 2008 to December 2014, Mr. Shockley held numerous positions at Avaya, a global provider of business collaboration and communications solutions, including Senior Vice President and General Manager of Software and Emerging Technologies, and Senior Vice President of Corporate Development, Strategy and Chief Technology Officer. Before joining Avaya, Mr. Shockley was the Chief Executive Officer and co-founder of Spanlink Communications, a contact center software and services business, which he brought through an initial public offering on Nasdaq. In 2007, Mr. Shockley co-founded Calabrio, a workforce optimization software company which was acquired by KKR in 2016. Prior to Calabrio, Mr. Shockley was the Vice President and General Manager of Cisco’s Customer Contact Business Unit. In addition to holding patents in social networking and telecommunications, Mr. Shockley has an M.B.A. in Marketing from the University of Minnesota’s Carlson School of Management and a bachelor’s degree in Mechanical Engineering from the University of Minnesota’s Institute of Technology. Mr. Shockley attended the Stanford University’s Directors Consortium in 2017. Mr. Shockley was a 2007 Ernst & Young Entrepreneur of the Year award winner, University of Minnesota Alumni Lifetime Achievement award winner in 2006 and 2008 Minnesota High Tech Association Emerging Technology Company award winner. We believe that Mr. Shockley’s qualifications to serve on our Board of Directors include his extensive experience founding, managing, investing and serving as a Director in public and private technology companies, and deep knowledge of the Company’s industry.

Christine Russell, age 69, joined eGain’s Board of Directors effective February 24, 2017. Ms. Russell was the Chief Financial Officer of Uni-Pixel, Inc. (Nasdaq: UNXL), a company that develops and markets high performance metal mesh capacitive touch sensors, from May 2015 to August 2017, the Chief Financial Officer of Vendavo, Inc., a SaaS model pricing optimization enterprise software company, from May 2014 to March 2015, and the Chief Financial Officer of Evans Analytical Group, a leading international provider of materials characterization and microelectronic failure analysis and “release to production” services, from May 2009 to September 2013. Ms. Russell serves as a director and chair of the audit committee of the board of directors of QuickLogic Corporation (Nasdaq: QUIK), a fabless semiconductor company, since June 2005. Ms. Russell served as a director of Silicon Valley Directors’ Exchange (SVDX) and also served as president of Financial Executives International (Silicon Valley Chapter), and emeritus member of the business school advisory board at Santa Clara University, Leavey School of Business. Ms. Russell holds a B.A. degree and an M.B.A. in finance from Santa Clara University. We believe that Ms. Russell’s extensive experience including serving as the Chief Financial Officer and other finance positions at five publicly traded companies, two private equity backed firms and a number of venture capital backed companies for over the past 30 years qualifies her to serve on our Board of Directors.

Director Independence

Our Board of Directors has determined that, except for Mr. Roy, each individual who currently serves as a member of our Board of Directors is an “independent director” within the meaning of the rules of The Nasdaq Stock Market and the Securities and Exchange Commission. Mr. Roy is not considered independent as he is employed by eGain as its Chief Executive Officer.

Board Leadership

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board of Directors believes it is in the best interests of eGain and its stockholders to evaluate such roles from time to time based on the composition of the Board of Directors and on the input from our independent directors. The Board of Directors has determined that having eGain’s Chief Executive Officer serve as Chairman of the Board is in the best interests of the Company’s stockholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fosters greater communication between the Company’s management and the Board of Directors.

The Board of Directors also recognized the importance of strong independent board leadership. For that reason, on September 1, 2017, the Board of Directors established the position and responsibilities of Lead Independent Director. Effective September 1, 2017, the Board of Directors elected Mr. Shockley to serve as Lead Independent Director. Responsibilities of the Lead Independent Director include presiding over board meetings in the absence of the Chairman of the Board, serving as a liaison between the Chairman of the Board and the independent directors, acting as a liaison to shareholders under appropriate circumstances, and performing such other functions and responsibilities as requested by the Board of Directors from time to time.

Board of Directors - Risk Oversight

Companies, including eGain, face a variety of risks, including credit risk, liquidity risk, currency exchange risk and operational risk. For a detailed discussion of these risks, we encourage you to review our 2018 Annual Report. Our Board of Directors believes an effective risk management system will timely identify the material risks that eGain faces and communicate necessary information with respect to material risks to senior executives. As appropriate, our Board of Directors or its relevant committees have in the past and will in the future implement risk management strategies consistent with the Company’s risk profile and integrate risk management into the Company’s decision-making.

Our Board of Directors retains ultimate oversight over the Company’s risk management. Our Audit Committee takes an active role in overseeing company-wide risk management and discusses risk management processes with our Board of Directors. The Compensation Committee also oversees the Company’s compensation policies and practices to ensure that the Company’s compensation policies and practices do not motivate imprudent risk taking. In addition, our Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Our Board of Directors, with the input of the Company’s executive officers, assesses likely areas of future risk for the Company on an on-going basis.

Board Meetings and Committees

Our Board of Directors held seven regular meetings during fiscal year 2018. Each director attended or participated in 75% or more of the meetings of our Board of Directors and of the committees on which such director served during fiscal year 2018. Four directors attended the 2017 annual meeting of stockholders in person or by phone. While we do not have a formal policy on attendance at the Annual Meeting, eGain encourages each of the members of its Board of Directors to attend the Company’s Annual Meeting of Stockholders.

Our Board of Directors has appointed a Compensation Committee, a Stock Option Committee, a Nominating and Corporate Governance Committee and an Audit Committee.

The members of the Compensation Committee for fiscal year 2018 were independent directors Dr. Phiroz Darukhanavala and Brett Shockley. The Compensation Committee held two meetings during fiscal year 2018. The Compensation Committee’s functions are to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of eGain. The Compensation Committee operates under the Compensation Committee Charter adopted by our Board of Directors. The charter is available at the Company’s website at: http://hd.egain.com/wp-content/uploads/2012/11/egain_compensation_charter.pdf.

The members of the Stock Option Committee for the fiscal year 2018 were Ashutosh Roy and Gunjan Sinha. The Stock Option Committee met or took action by written consent on 14 occasions during fiscal year 2018. The Stock Option Committee’s functions are to grant options to eGain’s employees and other service providers, consistent with eGain’s compensation policies and practices.

The members of the Nominating and Corporate Governance Committee for fiscal year 2018 were independent directors Gunjan Sinha, Christine Russell and Brett Shockley. The Nominating and Corporate Governance Committee held one meeting during fiscal year 2018. The Nominating and Corporate Governance Committee’s primary functions are to seek and recommend to our Board of Directors qualified candidates for election to our Board of Directors and to oversee matters of corporate governance, including the evaluation of our Board of Directors’ performance and processes as well as the assignment and rotation of members on the committees established by the Board of Directors. The Nominating and Corporate Governance Committee operates under the Nominating and Corporate Governance Committee Charter adopted by our Board of Directors. The charter is available at the Company’s website at: http://hd.egain.com/wp‑content/uploads/2012/11/egain_nominating_governance_charter.pdf.

The members of the Audit Committee for fiscal year 2018 were independent directors Christine Russell, Brett Shockley and Dr. Phiroz Darukhanavala. Christine Russell is currently the “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission and an “independent director” under the rules of The Nasdaq Stock Market. The Audit Committee held four meetings during fiscal year 2018. The Audit Committee’s functions are to review the scope of the annual audit, monitor the Independent Registered Public Accounting Firm’s relationship with eGain, advise and assist the Board of Directors in evaluating the Independent Registered Public Accounting Firm’s examination, supervise eGain’s financial and accounting organization and financial reporting, and nominate, for approval of the Board of Directors, the Independent Registered Public Accounting Firm whose duty it is to audit the financial statements of eGain for the fiscal year for which it is appointed. The Audit Committee operates under the Audit Committee Charter adopted by our Board of Directors. The charter is available at the Company’s website at: http://hd.egain.com/wp-content/uploads/2012/11/egain_audit_charter.pdf.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communications in writing to: Secretary, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089. You must include your name and address in the written communication and indicate whether or not you are a stockholder of the Company. The Secretary will review any communications received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board of Directors based on the subject matter.

Code of Ethics

Our Board of Directors approved a code of ethics applicable to the Board of Directors, senior management including financial officers, and all other employees. The Code of Ethics and Business Conduct, or the Code of Ethics, includes standards intended to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports filed with the Securities and Exchange Commission; compliance with laws; prompt internal reporting of violations of the Code of Ethics; and accountability for the adherence to the Code of Ethics. The Code of Ethics is available on the Company’s website at http://hd.egain.com/wp-content/uploads/corporate/egain_code_ethics.pdf. Copies of the Code of Ethics are also available in print upon written request to: Secretary, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089.

Director Qualifications

The Nominating and Corporate Governance Committee periodically reviews with our Board of Directors the appropriate skills and characteristics required of members of the Board of Directors given the current composition of the Board of Directors. Although we have no formal diversity policy for members of our Board of Directors, the Board of Directors and the Nominating and Corporate Governance Committee believe that our Board of Directors should be comprised of individuals who have a diversity of backgrounds, leadership qualities, a record of success in their arena of activity and who can make substantial contributions to the operations of the Board of Directors. The assessment of Board of Directors candidates includes, but is not limited to, consideration of relevant industry experience, relevant financial experience, general business experience and compliance with independence and other qualifications necessary to comply with any applicable corporate and securities laws and the rules and regulations thereunder. Specific consideration shall also be given to: contributions valuable to the business community; personal qualities of leadership, character, and judgment whether the candidate possesses and maintains throughout his or her service on the Board of Directors, a reputation in the community at large, of integrity, competence and adherence to the highest ethical standards; relevant knowledge and diversity of background and experience in such things as business, software development, manufacturing, technology, finance and accounting, marketing, international business, government and the like; or whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Corporate Governance Committee does, however, believe it is appropriate for at least one, and preferably multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules, and that a majority of the members of the Board of Directors meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee also believes it is appropriate for certain members of management to serve on the Board of Directors. When evaluating a candidate for the Board of Directors, the Nominating and Corporate Governance Committee does not assign specific weight to any of these factors nor does it believe that all of the criteria necessarily apply to every candidate. A director’s qualifications in light of the above-mentioned criteria are considered at least each time the director is nominated or re-nominated for Board of Directors membership.

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee considers candidates for Board of Directors membership suggested by members of the Board of Directors and management of eGain. The Nominating and Corporate Governance Committee will consider persons recommended by eGain’s stockholders in the same manner as a nominee recommended by members of the Board of Directors or management. A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify eGain’s Secretary or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. After completing the evaluation and review, the Nominating and Corporate Governance Committee makes a recommendation to our full Board of Directors as to the person who should be nominated to the Board of Directors, and our Board of Directors considers the nominee after evaluating the recommendation and report of the Nominating and Corporate Governance Committee. Each director candidate recommended for election at this year’s Annual Meeting is an existing director, seeking re-election to the Board of Directors.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to eGain’s Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 120 days prior to any meeting called for the election of directors; however, if we have not given 100 days’ notice, we must have received the stockholder’s notice not later than the close of business on the 7th day following the day on which notice was given. Information required by the Bylaws to be in the notice includes (a) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (b) the principal occupation or employment of each such nominee, (c) the number of shares of our common stock which are beneficially owned by each such nominee and by the nominating stockholder, and (d) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations regulated by Regulation 14A of the Securities Exchange Act of 1934, as amended.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Compensation of Directors

On September 19, 2017, the Board of Directors approved cash and equity compensation for non-employee directors, including an annual fee of $50,000 in cash payable quarterly, an additional annual fee of $10,000 payable quarterly to Mr. Shockley for his service as Lead Independent Director and the grant of options to purchase 70,000 shares, 70,000 shares, 62,291 shares and 26,250 shares of common stock to Mr. Sinha, Dr. Darukhanavala, Mr. Shockley and Ms. Russell, respectively, in each case of the foregoing, effective as of September 1, 2017. Directors are also reimbursed for their expenses for each meeting attended.

The following table details the compensation paid to non-employee directors during fiscal year 2018:

Name (1)	Fees earned ($)	Option awards ($) (2)	Total ($)
Gunjan Sinha	41,667	35,643	77,310
Phiroz P. Darukhanavala	41,667	35,643	77,310
Brett Shockley	58,333	31,718	90,051
Christine Russell	50,000	13,366	63,366

(1)

Mr. Roy, eGain’s Chief Executive Officer and Chairman of the Board, is not included in the table as he is an employee of eGain and received no compensation for his services as Chairman of the Board.    The compensation received by Mr. Roy is shown in the 2018 Summary Compensation Table.

(2)

Amounts reported represent the compensation recognized for financial reporting purposes for fiscal year 2018, in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC 718, Compensation—Stock Compensation, excluding forfeitures, utilizing the assumptions discussed in Note 5 to our consolidated financial statements in our 2018 Annual Report.

The following table provides information on the outstanding option awards for each of the non-employee directors as of June 30, 2018:

Name	Number of options unexercised (#)	Option grant price ($)	Option expiration date
Gunjan Sinha	500	13.40	11/08/2023
	500	5.31	11/07/2024
	500	4.34	11/06/2025
	70,000	2.50	09/19/2027
Total	71,500

Phiroz P. Darukhanavala	50,000	1.50	02/03/2021
	500	5.55	11/11/2021
	500	4.42	11/12/2022
	500	13.40	11/08/2023
	500	5.31	11/07/2024
	500	4.34	11/06/2025
	70,000	2.50	09/19/2027
Total	122,500

Brett Shockley	50,000	3.74	05/15/2025
	500	4.34	11/06/2025
	62,291	2.50	09/19/2027
Total	112,791

Christine Russell	50,000	1.80	02/24/2027
	26,250	2.50	09/19/2027
Total	76,250

Compensation Committee Interlocks and Insider Participation

Messrs. Sinha and Shockley, each of whom are non-employee directors, served as members of the Compensation Committee in fiscal year 2018. None of eGain’s executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of eGain’s Board of Directors or Compensation Committee.

Stock Performance Graph

The following information is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into such a filing.

Set forth below is a line graph showing the cumulative total stockholder return (change in stock price plus reinvested dividends) assuming the investment of $100 on June 30, 2013 in each of our common stock, the Nasdaq Market Index and the S&P Software & Services Select Industry Index for the period commencing on June 30, 2013 and ending on June 30, 2018. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of future performance of our common stock.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG eGAIN CORPORATION,

NASDAQ MARKET INDEX AND S&P SOFTWARE & SERVICES SELECT INDUSTRY INDEX

	06-30-13	06-30-14	06-30-15	06-30-16	06-30-17	06-30-18
eGain Corporation	$100.00	$70.37	$52.08	$29.31	$17.15	$156.96
Nasdaq Composite	$100.00	$131.17	$150.10	$147.58	$189.34	$234.02
S&P Software & Services Select Industry Index	$100.00	$124.67	$144.92	$144.55	$180.53	$235.13

Required Vote

Approval of the election as director of each of the nominees set forth above requires a plurality vote. The five nominees for director who receive the most votes cast in their favor will be elected to serve as a director.

Our Board of Directors recommends a vote “FOR” election as director of each of the nominees set forth above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of Common Stock of eGain as of September 28, 2018 for the following:

•	each person or entity who is known by eGain to own beneficially more than 5% of the outstanding shares of Common Stock;
•	each of our named executive offers included in the 2018 summary compensation table; and
•	each of eGain’s current directors and current executive officers as a group.

Unless otherwise noted, the address of each named beneficial owner is that of eGain.

The percentage ownership is based on 27,868,123 shares of eGain Common Stock outstanding as of September 28, 2018. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options and warrants held by that person (and only that person) that are currently exercisable or exercisable within sixty (60) days after September 28, 2018. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. In addition to our Chief Executive Officer and Chief Financial Officer, we had only two additional named executive officers during fiscal year 2018.

Name and address of beneficial owner	Common stock beneficially owned (Shares)	Common stock beneficially owned (%)
Certain beneficial owners:
Oaktop Capital Management II, L.P. (1)	2,536,843	9.1%
Live Oak Trust and affiliates (2)	1,806,152	6.5
Westerly Capital Management, LLC and affiliates (3)	1,411,607	5.1

Named executive directors and officers:
Ashutosh Roy (4)	8,825,383	31.7
Gunjan Sinha (5)	1,017,919	3.7
Promod Narang (6)	467,784	1.7
Eric Smit (7)	252,853	*
Phiroz P. Darukhanavala (8)	72,916	*
Brett Shockley (9)	66,584	*
Christine Russell (10)	29,531	*
Todd Woodstra (11)	23,333	*
All current executive officers and directors as a group: (8 persons) (12)	10,756,303	38.6

*        Indicates less than one percent.

(1)	Based solely on a Schedule 13G filed on February 14, 2018. The mailing address of Oaktop Capital Management II, L.P. is One Main Street, Suite 202, Chatham, NJ 07928.
(2)

Based solely on a Schedule 13D filed on May 10, 2016. Consists of (i) 871,734 shares held by Live Oak Trust; (ii) 8,804 shares held by Keystone Group, L.P., Keystone MGP, L.L.C. is the general partner of Keystone Group, L.P.; (iii) 320 shares held by Stratton R. Heath III; (iv) 346,713 shares held by FW Private Investments, L.P., FW Investment Genpar MGP, LLC is the general partner of FW Investment Genpar, L.P., which is the general partner of FW Private Investments, L.P.; (v) 537,576 shares held by Capital Partnership, L.P., Group VI 31, L.L.C. is the sole member of Capital Genpar, L.L.C., which is the general partner of Capital Partnership, L.P (vi) 57,714 shares held by the J. Taylor Crandall Revocable Trust. J. Taylor Crandall is the sole member of Group VI 31 and trustee of the J. Taylor Crandall Revocable Trust and may be deemed to have voting and dispositive power over such shares. Robert M. Bass is the manager of FW Investment Genpar MGP, LLC and co-trustee, along with Anne T. Bass of Live Oak Trust and may be deemed to have voting and dispositive power over such shares. The mailing address of Live Oak Trust and its affiliates is 201 Main Street, Suite 3100, Fort Worth, Texas 76102.

(3)

Based solely on a Schedule 13G filed on February 14, 2018. Westerly Capital Management, LLC, Westerly Holdings LLC and Christopher J. Galvin (collectively, “Westerly”) have shared voting and dispositive power over such shares. These shares are held for the accounts of Westerly Partners, L.P., a Delaware limited partnership, and Westerly Partners QP, L.P., a Delaware limited partnership. Westerly Capital Management, LLC serves as investment manager and Westerly Holdings LLC serves as the general partner to Westerly Partners, L.P. and Westerly Partners QP, L.P. Mr. Galvin is a managing member of Westerly Capital Management, LLC and Westerly Holdings LLC. The mailing address of Westerly is 201 Mission Street, Suite 580 San Francisco, CA 94105.

(4)

Includes 8,567,050 shares held by CTC myCFO, LLC, an investment advisor of Mr. Roy. Mr. Roy has sole voting and dispositive power over such shares. Includes 258,333 shares subject to options exercisable within 60 days of September 28, 2018.

(5)	Includes 21,916 shares subject to options exercisable within 60 days of September 28, 2018.
(6)	Includes 204,666 shares subject to options exercisable within 60 days of September 28, 2018.
(7)	Includes 107,666 shares subject to options exercisable within 60 days of September 28, 2018.
(8)	Includes 72,916 shares subject to options exercisable within 60 days of September 28, 2018.
(9)	Includes 66,584 shares subject to options exercisable within 60 days of September 28, 2018.
(10)	Includes 29,531 shares subject to options exercisable within 60 days of September 28, 2018.
(11)	Includes 23,333 shares subject to options exercisable within 60 days of September 28, 2018.
(12)	Includes an aggregate of 784,945 shares subject to options exercisable within 60 days of September 28, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, eGain’s directors, executive officers and any persons holding more than 10% of eGain’s Common Stock are required to report their initial ownership of eGain’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and eGain is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations no other reports were required during the fiscal year.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth information regarding eGain’s executive officers as of September 28, 2018:

Name	Age	Position
Ashutosh Roy	52	Chief Executive Officer and Chairman of the Board
Eric Smit	56	Chief Financial Officer
Promod Narang	60	Senior Vice President of Products and Engineering
Todd Woodstra	56	Senior Vice President of Global Sales

Ashutosh Roy co-founded eGain and has served as Chief Executive Officer and a director of eGain since September 1997 and as President since October 2003. Mr. Roy is also currently a member of the Board of Directors at VitreosHealth and at Rhombus Power, each a privately-held software startup company. From May 1995 through April 1997, Mr. Roy served as Chairman of WhoWhere? Inc., an Internet-services company co-founded by Mr. Roy. From June 1994 to April 1995, Mr. Roy co-founded Parsec Technologies, a call center company based in New Delhi, India. From August 1988, to August 1992, Mr. Roy worked as a Software Engineer at Digital Equipment Corporation. Mr. Roy holds a B.S. in Computer Science from the Indian Institute of Technology, New Delhi, a master’s degree in Computer Science from Johns Hopkins University and an M.B.A. from Stanford University.

Eric Smit has served as eGain’s Chief Financial Officer since August 2002. From April 2001 to July 2002, Mr. Smit served as Vice President, Operations of eGain. From June 1999 to April 2001, Mr. Smit served as Vice President, Finance and Administration of eGain. From June 1998 to June 1999, Mr. Smit served as Director of Finance of eGain. From December 1996 to May 1998, Mr. Smit served as Director of Finance for WhoWhere? Inc., an Internet-services company. From April 1993 to November 1996, Mr. Smit served as Vice President of Operations and Chief Financial Officer of Velocity Incorporated, a software game developer and publishing company. Mr. Smit holds a Bachelor of Commerce in Accounting from Rhodes University, South Africa.

Promod Narang has served as Senior Vice President of Products and Engineering of eGain since March 2000. Mr. Narang joined eGain in October 1998, and served as Director of Engineering prior to assuming his current position. Prior to joining eGain, Mr. Narang served as President of VMpro, a system software consulting company from September 1987 to October 1998. Mr. Narang holds a B.S. in Computer Science from Wayne State University.

Todd Woodstra has served as eGain’s Senior Vice President of Global Sales since August 2017. Prior to joining eGain, Mr. Woodstra was the Senior Vice President of Enterprise/Channels at Sparks Compass and the Senior Vice President of Enterprise Sales for Interactions LLC from January 2015 to February 2017 where he led enterprise customer sales focused on virtual assistant solutions. From November 2009 to July 2014, Mr. Woodstra was Vice President of Global Channel and Partner Alliances for Nuance Communications where he managed and executed business in channels and commercial enterprise, self-service, mobile, collaboration, unified communications, natural language speech recognition, voice biometrics, gesture technologies, inbound/outbound notification and voice-to-text transcription. Mr. Woodstra holds a Bachelor of Arts in Business Administration, Management Information Systems from California State University, San Bernardino.

Compensation Discussion and Analysis

Company Philosophy on Compensation

The Compensation Committee of our Board of Directors is responsible for providing oversight and determining our executive compensation programs. To that end, our Compensation Committee reviews corporate performance relevant to the compensation of our executive officers and works with management to establish our executive compensation programs. The general philosophy of our executive compensation program is to:

•	encourage creation of stockholder value and achievement of strategic corporate objectives by providing management with long-term incentives through equity ownership by management;
•	provide a competitive total compensation package that enables us to attract and retain, on a long-term basis, high caliber personnel;
•

provide a total compensation opportunity that is competitive with companies in our industry, taking into account relative company size, performance and geographic location, as well as individual responsibilities and performance;

•	provide fair and internally consistent compensation; and
•	other relevant considerations such as rewarding extraordinary performance.

Our executive compensation program is designed to reward team accomplishments while promoting individual accountability. The combination of incentives is designed to balance annual operating objectives and eGain’s earnings’ performance with longer-term stockholder value creation.

Establishing Compensation

Recommendations for executive compensation are made by our Compensation Committee and approved by the independent members of our Board of Directors. The Compensation Committee may not delegate its authority in these matters to other persons. Our Compensation Committee typically reviews our executive officers’ compensation, including our named executive officers, on an annual basis. Our Compensation Committee determines the appropriate levels of compensation to recommend based primarily on:

•	competitive benchmarking consistent with our recruiting and retention goals;
•	internal consistency and fairness; and
•	other relevant considerations such as rewarding extraordinary performance.

In addition, our Compensation Committee evaluated the results of the most recent stockholder advisory vote on executive compensation, where stockholder voting on the proposal strongly supported such executive compensation. To assist in the process of establishing executive compensation, our Compensation Committee reviews publicly available compensation information from a group of peer companies located in the Silicon Valley. Our Compensation Committee recommends compensation for our Chief Executive Officer, which was increased effective September 1, 2017, from $24 per annum at his request beginning October 2003 through fiscal year 2017, to $250,000, as further discussed below. With respect to our other named executive officers, our Compensation Committee reviews compensation that is recommended by our Chief Executive Officer.

Compensation Components

Our executive compensation program generally consists of three primary components: base salary, annual non-equity incentives and stock option awards. These primary compensation components are described in more detail below.

Executive officers are also eligible to participate in all of our respective local employee benefits plans, such as medical insurance, life and disability insurance and our 401(k) retirement plan, in each case on the same basis as other employees.

We view the three primary components of executive compensation as related, but we do not believe that compensation should be derived entirely from one component, or that significant compensation from one component should necessarily reduce compensation from other components. Our Compensation Committee has not adopted a formal or informal policy for allocating compensation between long-term and current compensation or between cash and non-cash compensation.

Base Salary

We provide our named executive officers with a base salary to compensate them for services rendered during the fiscal year. We establish base salaries for our executives based on the scope of their responsibilities and experience and take into account competitive market compensation paid by companies in our peer group commensurate for similar responsibilities and positions. We believe that executive base salaries should be targeted to be within the range of salaries for similar positions at comparable companies, which is in line with our compensation philosophy, in order to best attract, retain and motivate our executives. In reviewing compensation of our peer companies, our Compensation Committee takes into account the annual revenues and market size of these companies and other relevant factors it deems appropriate. Our Compensation Committee attempts to establish compensation, particularly base salary, in the same comparable range that our revenues and market size fall when compared to these peer companies. In some cases, our executive compensation may rise above this range due to certain circumstances, such as a strong retention need or an extraordinary performance.

We attempt to review base salaries annually and adjust base salaries from time to time to ensure that our compensation programs remain competitive with market levels.

The base salary for each of our named executive officers as of June 30, 2018 was as follows:

Name	Base Salary ($)
Ashutosh Roy	250,000
Eric Smit	250,000
Promod Narang	250,000
Todd Woodstra	200,000

On September 19, 2017, the Board of Directors approved an increase in Mr. Roy’s base salary from $24 to $250,000 annually, effective as of September 1, 2017.

On August 31, 2018, our Compensation Committee approved an increase in the base salary of our three executive officers excluding Mr. Roy, (i) from $250,000 to $275,000 for Mr. Smit, our Chief Financial Officer, (ii) from $250,000 to $275,000 for Mr. Narang, Senior Vice President of Products and Engineering and (iii) from $200,000 to $210,000 for Mr. Woodstra,  Senior Vice President of Global Sales, in each case effective as of September 1, 2018.

Annual Non-Equity Incentive Plan Compensation

Currently, most eGain employees participate in either a non-equity incentive plan tied primarily to revenue or bookings metrics or, in the case of sales representatives and managers, a commission plan tied primarily to revenue and bookings metrics. The plans are designed to provide awards to employees as an incentive to contribute to eGain’s continued growth.

Amounts paid to our named executive officers pursuant to our non-equity incentive plan are contingent upon the attainment of certain performance targets established by our Compensation Committee and Board of Directors and are made in accordance with our executive compensation strategy. For fiscal year 2018, 100% of the target for each executive officer was tied to company performance. The performance targets may include:

•	financial metrics, such as new cloud and license bookings, annualized contract value, revenues, operating income, cash flow, cash balances, days sales outstanding; and
•	business operational metrics, such as customer satisfaction, customer retention, operational efficiencies, product delivery and product quality.

Amounts paid to our named executive officers pursuant to our commission plan are contingent upon the attainment of certain sales targets established by our Compensation Committee and Board of Directors and are made in accordance with our executive compensation strategy. The sales targets include financial metrics such as license revenue, new hosting bookings and professional services invoiced.

Stock Option Awards

We believe the use of stock-based awards for our named executive officers is a strong compensation tool that encourages officers to act in a manner that leads to long-term company success. We believe this type of compensation aligns our executive officers’ performance with the interests of our long-term investors by rewarding our officers through equity appreciation. The stock-based incentive program for the entire Company, including executive officers, currently consists of stock option grants only, but we may introduce different types of equity awards or instruments to remain competitive in the compensation we pay our employees.

Our Stock Option Committee approves grants of proposed stock options awards and administers our stock option plans consistent with the compensation policies and practices as set by our Compensation Committee. Proposed stock option awards to our executive officers are presented to our entire Board of Directors for consideration. The Stock Option Committee normally grants options to executive officers upon the hiring of an executive officer, as part of an annual review, and as special circumstances arise. The exercise price of our stock option awards is based on the closing price of our Common Stock on The Nasdaq Stock Market on the date such stock option award is approved. Except with respect to new hire grants, proposals for significant stock option awards to our executive officers are not considered during our established “blackout period,” which commences 20 days prior to the end of each fiscal quarter and ends the trading day following the announcement of earnings for such fiscal quarter. Except for such proposed stock option awards to our executive officers, we intend to grant options in accordance with the foregoing procedures without regard to the timing of the release of material non-public information, such as an earnings announcement.

Other Supplemental Benefits

In addition to the compensation opportunities we describe above, we also provide our named executive officers and other employees with benefits, such as medical insurance, life and disability insurance and our 401(k) retirement plan, in each case on the same basis as other employees.

Effective July 1, 2014, the Company began contributing 50% of employee contributions up to a maximum of 6% of the total employee salary contributions.

Defined Pension Plan

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. We do not offer such qualified or non-qualified defined benefit plans to our executives because we believe that such defined benefit plans are not typical for similar companies in both our industry and geographic region. We may elect to adopt qualified or non-qualified defined benefit plans if our Compensation Committee and Board of Directors determine that doing so is in our best interests.

Change of Control Benefits

On November 2, 2015, the Board of Directors approved a form of change of control and severance agreement and authorized the Company to enter into that standard form agreement with several of the Company’s employees and executive officers, including named executive officers Eric Smit and Promod Narang, but not including, at this time, Ashutosh Roy or Todd Woodstra.

The form of change of control and severance agreement has an initial term of one year, which term automatically renews for additional one-year periods unless either party provides written notice of non-renewal at least 60 days prior to the date of automatic renewal and which term extends for one year from a “change of control,” as defined in the agreement. Pursuant to the agreement, if the individual is terminated by us without “cause” (as defined in the agreement), or terminates his or her employment for “good reason” (as defined in the agreement), each during a period not within two months prior to and ending 12 months following a change of control, or the “change of control period” (as defined in the agreement), he or she is entitled to six months of salary continuation from the termination date plus 50% of the individual’s target bonus in the year of termination and six months of accelerated vesting of any outstanding equity awards.

The receipt of the above-described benefits is subject to the individual executing a release of certain claims against us. Further, in either of the above situations the individual will also be reimbursed (or receive payments in lieu of such reimbursements) if he or she elects and pays to continue health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, for any premiums paid for continued health benefits for the individual and his or her eligible dependents until the earlier of (i) six months following the termination date or (ii) the date upon which the executive and his or her eligible dependents become covered under similar plans.

The following table provides hypothetical amounts of cash severance payments related to salary, non-equity incentive plan compensation, equity incentive plan compensation and all other compensation had a change in control of our Company occurred on June 30, 2018, with a price per share equal to $15.10, the closing market price as of June 29, 2018, and the employment of the following officers was terminated without cause or the officers resign for good reason within the first twelve months following a change in control (based on salary and other compensation arrangements as of June 30, 2018):

Name and principal position	Salary ($) (1)	Non-equity incentive plan compensation ($) (2)	Equity incentive plan compensation ($) (3)	All other compensation ($) (4)	Total ($)
Eric Smit	125,000	37,500	23,705	1,522	187,727
Promod Narang	125,000	37,500	24,665	1,273	188,438

(1)	Represents 50% of each of the officer’s salary as of June 30, 2018.
(2)	Represents 50% of the hypothetical non-equity incentive plan compensation amount that would be subject to approval by our Compensation Committee and Board of Directors relating to fiscal year 2019.
(3)

Represents estimated stock-based compensation expense of options outstanding as of June 30, 2018 that hypothetically would have vested over a term of six months after June 30, 2018 had the employment of each of the named executive officers continued.

(4)	Represents payroll benefits that hypothetically would have been provided for a term of six months after June 30, 2018 had the employment of each of the named executive officers continued.

Change in control provisions were not in effect for Messrs. Roy and Woodstra as of June 30, 2018.

Non-qualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. We may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if our Compensation Committee and Board of Directors determine that doing so is in our best interests.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, we may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer, Chief Financial Officer or up to three additional executive officers whose total compensation is required to be reported in our Proxy Statement to the extent that any of these persons receives more than $1,000,000 in compensation in the taxable year. We intend to preserve the deductibility of compensation payable to our executives, although deductibility will be only one of the many factors considered in determining appropriate levels or modes of compensation.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by eGain under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this definitive proxy statement on Schedule 14A for the Annual Meeting, which is incorporated by reference in our 2018 Annual Report, each as filed with the Securities and Exchange Commission.

Respectfully submitted,
Compensation Committee
Brett Shockley
Dr. Phiroz Darukhanavala

2018 Summary Compensation Table

The following table summarizes information concerning compensation earned by eGain’s Chief Executive Officer (principal executive officer), Chief Financial Officer and each person who served as an executive officer during the fiscal year ended June 30, 2018. These individuals are referred to as the “named executive officers.”  No other individuals served as executive officers during fiscal year 2018.

Name and principal position	Fiscal year	Salary ($) (1)	Option awards ($) (2)	Non-equity incentive plan compensation ($) (3)	All other compensation ($) (4)	Total ($)
Ashutosh Roy	2018	208,337	112,942	—	—	321,279
Chief Executive Officer	2017	24	—	—	—	24
	2016	24	12,561	—	—	12,585

Eric Smit	2018	250,000	79,927	30,000	5,750	365,677
Chief Financial Officer	2017	250,000	44,537	35,000	3,550	333,087
	2016	250,000	85,778	26,250	6,906	368,934

Promod Narang	2018	250,000	87,965	30,000	3,616	371,581
Senior Vice President of Products and Engineering	2017	250,000	61,573	35,000	7,125	353,698
	2016	225,480	108,941	37,500	1,514	373,435

Todd Woodstra	2018	175,000	31,208	—	118,864	325,072
Senior Vice President of Global Sales

(1)

In October 2003, at the request of Mr. Roy, the Board of Directors reduced Mr. Roy’s salary to $24 per annum. On September 19, 2017, the Board of Directors approved an increase in Mr. Roy’s base salary from $24 to $250,000 annually, effective as of September 1, 2017. On August 31, 2018, our Compensation Committee approved an increase in the base salary of our three executive officers excluding Mr. Roy, (i) from $250,000 to $275,000 for Mr. Smit, our Chief Financial Officer, (ii) from $250,000 to $275,000 for Mr. Narang, Senior Vice President of Products and

Engineering and (iii) from $200,000 to $210,000 for Mr. Woodstra, Senior Vice President of Global Sales, in each case effective as of September 1, 2018.
(2)

Amounts reported represent the compensation recognized for financial reporting purposes for fiscal year 2018, in accordance with ASC 718, Compensation—Stock Compensation, excluding forfeitures, utilizing the assumptions discussed in Note 5 to our consolidated financial statements in our 2018 Annual Report.

(3)

Reflects the amount approved by our Compensation Committee and Board of Directors as cash incentive to executive officers based upon satisfaction of the criteria established under our non-equity incentive plan and commission plan. See “Compensation Components—Annual Non-Equity Incentive Plan Compensation” for discussion.

(4)

Amounts reported for Mr. Smit and Mr. Narang represent 401(k) employer matching contribution and certain medical reimbursement. Amount reported for Mr. Woodstra represent sales commissions earned during fiscal year 2018.

Grants of Plan-Based Awards

The following table sets forth information on grants of plan-based awards in fiscal year 2018 to the named executive officers:

		Estimated future payouts under equity incentive plan awards			Exercise price	Grant date fair value of
Name	Grant date	Threshold (#)	Target (#)	Maximum (#)	of option awards ($/Sh)	option awards ($)
Ashutosh Roy	09/19/2017	200,000	200,000	200,000	2.50	234,676
Eric Smit	09/19/2017	112,000	112,000	112,000	2.50	131,418
Promod Narang	09/19/2017	112,000	112,000	112,000	2.50	131,418
Todd Woodstra	09/01/2017	80,000	80,000	80,000	1.75	66,982

Narrative to 2018 Summary Compensation Table and Grants of Plan-Based Awards Table

See Compensation Discussion and Analysis above for a complete description of compensation plans pursuant to which the amounts listed under the 2018 Summary Compensation Table and Grants of Plan-Based Awards Table were paid or awarded and the criteria for such payment.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on the outstanding option awards held by each of our named executive officers as of June 30, 2018:

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Ashutosh Roy	161,459	—	$0.74	08/20/2019	(1)
	200,000	—	$5.28	02/28/2022	(1)
	37,500	162,500	$2.50	09/19/2027	(1)
Total	398,959	162,500

Eric Smit	—	—	$0.74	08/20/2019	(1)
	70,312	4,688	$6.29	09/11/2024	(1)
	21,000	91,000	$2.50	09/19/2027	(1)
Total	91,312	95,688

Promod Narang	72,000	—	$0.74	08/20/2019	(1)
	66,666	8,334	$6.29	09/11/2024	(1)
	21,000	91,000	$2.50	09/19/2027	(1)
Total	159,666	99,334

Todd Woodstra	—	80,000	$1.75	09/01/2027
Total	—	80,000

(1)	Shares vest in equal monthly installments over 4 years.

Options Exercised During Fiscal Year 2018

None of our named executive officers acquired any shares upon exercise of options during fiscal year 2018.

Subsequent to fiscal year 2018, on September 25, 2018, Mr. Roy exercised options to acquire 161,459 shares of our common stock.

Equity Awards Issued Subsequent to Fiscal Year 2018

No equity awards were issued to either directors and officers subsequent to June 30, 2018 through the filing of this Proxy Statement.

PROPOSAL 2

Non-binding Advisory Vote on executive compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are asking stockholders to approve, on an advisory basis, the compensation of our executive officers as described in the Compensation Discussion and Analysis section, accompanying compensation tables and narrative disclosure set forth in this Proxy Statement. This vote is not intended to address any specific item of compensation or the compensation of any particular executive officer, but rather the overall compensation of our executive officers as well as the philosophy and objectives of our executive compensation programs. We are seeking an advisory vote on executive compensation every three years until the next required stockholder vote on the frequency of stockholder votes on executive compensation.

As described in the Compensation Discussion and Analysis, our executive compensation program is designed to reward team accomplishments while promoting individual accountability. Our compensation takes into account competitive practices and internal consistency and fairness. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the compensation of our executive officers in fiscal year 2018.

Our Board of Directors asks that you indicate your support of the compensation of our executive officers as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement. Accordingly, we ask our stockholders to vote “For” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussions.”

Although the vote is non-binding, our Board of Directors and the Compensation Committee will review the voting results. To the extent there is any significant negative vote on this proposal, we would attempt to consult directly with stockholders to better understand the concerns that influenced the vote. Our Board of Directors and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

Required Vote

This vote, which is commonly referred to as the “say-on-pay vote,” is not binding on the Company, our Compensation Committee or our Board of Directors, however we value the opinions of our stockholders, and the Compensation Committee will take into account the result of the vote on this proposal when determining future executive compensation.

Our Board of Directors recommends a vote “FOR” this proposal.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of BPM LLP, or BPM, as eGain’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2019, subject to ratification by the stockholders. BPM audited eGain’s consolidated financial statements for the fiscal year ended June 30, 2018. Representatives of BPM are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The aggregate fees for professional services by BPM the Company’s Independent Registered Public Accounting Firm in fiscal year 2018 and fiscal year 2017 for these various services to the Company and its subsidiaries were as follows:

Audit Fees

The aggregate audit fees and expenses billed by BPM for professional services rendered for the audit of the Company’s annual consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, reviews of the Company’s unaudited condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings, including Current Reports on Form 8-K, were approximately $557,000 for fiscal year 2018 and $446,000 for fiscal year 2017.

Audit-Related Fees

No fees for audit-related services were incurred in fiscal years 2018 and 2017.

Tax Fees

There were $0 and $35,000 of fees for tax transfer pricing services completed in fiscal year 2018 and 2017.

All Other Fees

There were no other fees billed to the Company by BPM for the fiscal years 2018 and 2017 other than those reported in the categories above.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

The engagement of BPM for non-audit accounting and tax services performed for the Company is limited to those circumstances where these services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the Company engages BPM require pre-approval by the Audit Committee. The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s Independent Registered Public Accounting Firm. The percentage of Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees, out of all fees paid to BPM and all as approved by the Audit Committee in accordance with the policy, was 100% for fiscal year 2018.

 Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of eGain’s Independent Registered Public Accounting Firm but will not be required to select a different Independent Registered Public Accounting Firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders.

Our Board of Directors recommends a vote “FOR” ratification of BPM LLP as eGain’s Independent Registered Public Accounting Firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by eGain under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee of the Board of Directors, or the Audit Committee, operates under a written charter adopted by the Board of Directors. The current members of the Audit Committee are Christine Russell, Brett Shockley and Dr. Phiroz Darukhanavala, each of whom meets the independence standards established by The Nasdaq Stock Market.

The Audit Committee performs the following activities:

•	oversees eGain’s financial reporting process on behalf of the Board of Directors; and
•	provides independent, objective oversight of eGain’s accounting functions and internal controls.

The Audit Committee reviewed and discussed the audited consolidated financial statements contained in the 2018 Annual Report with eGain’s management and its Independent Registered Public Accounting Firm. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal controls. The Independent Registered Public Accounting Firm is responsible for expressing an opinion on the material conformity of those consolidated financial statements with accounting principles generally acceptable in the United States.

The Audit Committee met privately with the Independent Registered Public Accounting Firm, and discussed issues deemed significant by the Independent Registered Public Accounting Firm, including those required by Public Company Accounting Oversight Board, or PCAOB, Auditing Standards No. 1301, Communications with Audit Committees, about the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates, judgments and the transparency of disclosures in the Company’s consolidated financial statements. In addition, the Audit Committee discussed with the Independent Registered Public Accounting Firm their independence from eGain and its management, including the matters in the written disclosures required by the applicable requirements of the PCAOB. The Audit Committee also considered BPM’s provision of non-audit services to eGain and determined that such provision of such services was compatible with maintaining the independence of BPM. BPM has provided the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the 2018 Annual Report, for filing with the Securities and Exchange Commission.

Audit Committee

Christine Russell
Brett Shockley
Dr. Phiroz Darukhanavala

RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Party Transactions

It is eGain’s current policy that all transactions between eGain, on the one hand, and its officers, directors, 5% stockholders and affiliates, on the other hand, will be entered into only if these transactions are approved by a majority of the disinterested directors, are on terms no less favorable to eGain than could be obtained from unaffiliated parties and are reasonably expected to benefit eGain.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

Proposals of stockholders of eGain that are intended to be presented by such stockholders at the Annual Meeting must be received by the Secretary of eGain no later than June 21, 2019 in order that they may be included in eGain’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the eGain proxy statement for the 2019 Annual Meeting will be ineligible for presentation at the Annual Meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of eGain at the principal executive offices of eGain and otherwise complies with the provisions of its Bylaws. To be timely, eGain’s Bylaws provide that eGain must have received the stockholder’s notice not less than 50 days or more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, eGain must receive the stockholder’s notice by the close of business on the 15th day after the earlier of the day eGain mailed notice of the annual meeting date or provided such public disclosure of the meeting date.

OTHER MATTERS

eGain knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

eGain has adopted a process for mailing the 2018 Annual Report and Proxy Statement called “householding,” which has been approved by the Securities and Exchange Commission. Householding means that stockholders who share the same last name and address will receive only one copy of the 2018 Annual Report and Proxy Statement, unless eGain receives contrary instructions from any stockholder at that address. eGain will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the 2018 Annual Report and Proxy Statement at the same address, additional copies will be promptly provided to you upon your request. If you are a stockholder of record, you may contact us by writing to Eric Smit, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089 or by calling (408) 636-4500. Eligible stockholders of record receiving multiple copies of the 2018 Annual Report and Proxy Statement can request householding by contacting eGain in the same manner. eGain has undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of the 2018 Annual Report and Proxy Statement or you may request householding by notifying your broker, bank or nominee.

Current and prospective investors can also access free copies of our 2018 Annual Report, Proxy Statement and other financial information on our Investor Relations section of our web site at http://www.egain.com/company/investors/.

ANNUAL REPORT ON FORM 10-K

A copy of eGain’s 2018 Annual Report accompanies this Proxy Statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to Chief Financial Officer, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089. The Company will provide copies of exhibits to the 2018 Annual Report, but may charge a reasonable fee per page to any requesting stockholder entitled to vote at the Annual Meeting.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors,

Ashutosh Roy
Chief Executive Officer

October 19,  2018

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Standard Time, on November 27, 2018. Vote by Internet • Go to www.investorvote.com/EGAN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposal 2.and FOR Proposal 3. + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Ashutosh Roy* 02 - Gunjan Sinha* 03 – Phiroz P. Darukhanavala* 04 - Brett Shockley* 05 - Christine Russell* *To serve for the ensuing year until their successors are duly elected and qualified or until earlier death or resignation. For AgainstAbstain 2. Approval, on a non-binding advisory basis, of the compensation of our executive officers For AgainstAbstain 3. Ratification of the appointment of BPM LLP as Independent Registered Public Accounting Firm B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + 1 U P X 02G00A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stock holders, the Proxy Statement and Annual Report are available at: www.edocumentview.com/EGAN q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — eGain Corporation + Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders, November 27, 2018 (see Proxy Statement for discussion of items) The undersigned hereby appoints Ashutosh Roy and Eric Smit as proxy, with full power of substitution, to vote all shares of eGain Corporation Common Stock which each of the undersigned is entitled to vote on all matters which may properly come before the 2018 Annual Meeting of Stockholders of eGain Corporation, or any adjournment thereof. The shares represented by this Proxy Card will be voted as specified above, but if no specification is made they will be voted FOR Proposal 1, the election of each of the nominees for director, FOR Proposal 2, the approval, on a non-binding advisory basis, of the compensation of our executive officers, FOR Proposal 3, the ratification of the appointment of BPM LLP as Independent Registered Public Accounting Firm and at the discretion of the proxies on any other matter that may properly come before the meeting. Please sign, date and return promptly in the accompanying envelope. CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE C Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.